Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AGREEMENT

AND AMENDMENT TO FEE LETTER

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT AND AMENDMENT TO FEE LETTER, dated as of April 25, 2019 (this “Amendment”), is made among ALIGNMENT HEALTHCARE HOLDCO 2, LLC, a Delaware limited liability company (“Holdings”), ALIGNMENT HEALTHCARE USA, LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors from time to time party thereto (together with Holdings and Borrower, the Obligors”), the Lenders listed on the signature pages hereof under the heading “LENDERS” (each, a “Lender” and, collectively, “Lenders”), and CRG Servicing LLC, a Delaware limited liability company, as administrative agent and collateral agent for Lenders (in such capacities, together with its successors and assigns, “Administrative Agent”), with respect to the Loan Agreement and the Fee Letter referred to below.

RECITALS

A. WHEREAS, the Obligors, Lenders and Administrative Agent are parties to that certain Term Loan Agreement, dated as of August 21, 2018 (as amended, amended and restated, modified or supplemented from time to time, the “Loan Agreement”);

B. WHEREAS, Borrower and Administrative Agent are parties to that certain Fee Letter, dated as of August 21, 2018 (the “Fee Letter”); and

C. WHEREAS, Borrower has requested that Administrative Agent and Lenders, and Administrative Agent and Lenders have agreed to, amend the Loan Agreement and the Fee Letter on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW THEREFORE, accordingly, the parties hereto agree as follows.

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendments. Subject to Section 3:

(a) the Loan Agreement is hereby amended as follows:

(i) Section 1.01 of the Loan Agreement is hereby amended as follows:

(A) The following definitions are hereby amended and restated in their entireties as follows:

“Borrowing Notice Date” means, (a) in the case of the first Borrowing, a date that is at least one (1) Business Day prior to the Borrowing Date of such Borrowing, (b) in the case of the second Borrowing, a date that is at least five (5) Business Days prior to the Borrowing Date of such Borrowing and, (c) in the case of all subsequent Borrowings, a date that is at least twelve (12) Business Days prior to the Borrowing Date of such Borrowing.

“Commitment’ means, with respect to each Lender, the obligation of such Lender to make Loans to Borrower in accordance with the terms and conditions of this Agreement, which commitment (a) in the case of the Commitments on the Closing Date, is in the amount set forth opposite such Lender’s name on Schedule 1 in the chart labeled “Closing Date” under the caption “Commitment”, as such Schedule may be amended from time to time and (b) in the case of the Commitments on the First Amendment Effective Date, is in the amount set forth opposite such Lender’s name on Schedule 1 in the chart labeled “First Amendment Effective Date” under the caption “Commitment”, as such Schedule may be amended from time to time. The aggregate Commitments on the First Amendment Effective Date equal $75,000,000. For purposes of clarification, the amount of any PIK Loans shall not reduce the amount of the available Commitment.

“Commitment Period” means the period from and including the first date on which all of the conditions precedent set forth in Section 6.01 have been satisfied (or waived by the Lenders) and through and including May 31, 2020.

“Prepayment Premium” means if the prepayment occurs:

(A) on or prior to the fourth (4th) Payment Date, the Prepayment Premium shall be an amount equal to 15.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(B) after the fourth (4th) Payment Date, and on or prior to the eighth (8th) Payment Date, the Prepayment Premium shall be an amount equal to 10.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(C) after the eighth (8th) Payment Date, and on or prior to the twelfth (12th) Payment Date, the Prepayment Premium shall be an amount equal to 3.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date; and

(D) after the twelfth (12th) Payment Date, the Prepayment Premium shall be an amount equal to 0.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

provided that, to determine the aggregate outstanding principal amount of the Loans, and how many Payment Dates have occurred, as of any Redemption Date for purposes of this definition:

(i) if, as of such Redemption Date, Borrower shall have made only one Borrowing, the number of Payment Dates shall be deemed to be the number of Payment Dates that shall have occurred following the first Borrowing Date;

(ii) with respect to the Prepayment Premium payable in connection with the third Borrowing only, the number of Payment Dates shall be deemed to be the number of Payment Dates that shall have occurred following the first Borrowing Date; and

(iii) subject to clause (ii), if, as of such Redemption Date, Borrower shall have made more than one Borrowing, then the Redemption Price shall equal the sum of multiple Redemption Prices calculated with respect to the Loans of each Borrowing, each of which Redemption Prices shall be calculated based on solely the aggregate outstanding principal amount of the Loans borrowed in such Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), as though the applicable number of Payment Dates equals the number of Payment Dates that shall have occurred following the applicable Borrowing Date. In the case of any partial prepayment, the amount of such prepayment shall be allocated to Loans made in the various Borrowings (and PIK Loans in respect thereof) in the order in which such Borrowings were made.

The Prepayment Premium payable upon any prepayment shall be in addition to any payments required pursuant to the Fee Letter.

(B) The following definition is hereby added thereto in appropriate alphabetical order:

“First Amendment Effective Date” means April 25, 2019.

(ii) Section 2.01 of the Loan Agreement is hereby amended by replacing the words “up to two term loans” with the words “up to four term loans” therein.

(iii) Section 3.02(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e) Paid In-Kind Interest. Notwithstanding Section 3.02(a) or (c), at any time during the PIK Period, Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.01 as follows: (i) prior to the First Amendment Effective Date, (A) only 7.75% of the 10.25% per annum interest in cash and (B) 2.50% of the 10.25% per annum interest as compounded interest, added to the aggregate principal amount of the Loans and (ii) on and after the First Amendment Effective Date, (A) only 7.50% of the 10.25% per annum interest in cash and (B) 2.75% of the 10.25% per annum interest as compounded interest, added to the aggregate principal amount of the Loans (in each case, the amount of any such compounded interest being a “PIK Loan’). The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.

(iv) The following Sections 6.04, 6.05 and 6.06 are hereby added to the Loan Agreement immediately after Section 6.03 of the Loan Agreement:

6.04 Conditions to Third Borrowing. The obligation of each Lender to make a Loan as part of the third Borrowing is subject to the following conditions precedent, which shall have been satisfied or waived in writing by the Lenders:

(a) Borrowing Date. Such Borrowing shall occur on or prior to May 15, 2019.

(b) Amount of Borrowing. The amount of such Borrowing shall equal $35,000,000.

(c) Financing Fee. Administrative Agent shall have received, for the account of each Lender, the fees payable pursuant to the Fee Letter (to the extent then due and payable).

6.05 Conditions to Fourth Borrowing. The obligation of each Lender to make a Loan as part of the fourth Borrowing is subject to the following conditions precedent, which shall have been satisfied or waived in writing by the Lenders:

(a) Number of Borrowings. Borrower may make one Borrowing under the fourth Borrowing.

(b) Borrowing Date. Such Borrowing shall occur on or prior to May 31, 2020.

(c) Amount of Borrowing. The amount of such Borrowing shall be at least $10,000,000 and in increments of $5,000,000; provided that the amount of such Borrowing shall not exceed $40,000,000.

(d) Financing Fee. Administrative Agent shall have received, for the account of each Lender, the fees payable pursuant to the Fee Letter (to the extent then due and payable).

6.06 Conditions to Fifth Borrowing. The obligation of each Lender to make a Loan as part of the fifth Borrowing is subject to the following conditions precedent, which shall have been satisfied or waived in writing by the Lenders:

(a) Number of Borrowings. Borrower may make one Borrowing under the fifth Borrowing.

(b) Borrowing Date. Such Borrowing shall occur on or prior to May 31, 2020.

(c) Amount of Borrowing. The amount of such Borrowing shall be at least $5,000,000 and in increments of $5,000,000; provided that the amount of such Borrowing shall not exceed (i) $40,000,000 less (ii) the amount of the fourth Borrowing.

(d) Financing Fee. Administrative Agent shall have received, for the account of each Lender, the fees payable pursuant to the Fee Letter (to the extent then due and payable).

(v) Schedule 1 to Term Loan Agreement is hereby amended and restated in its entirety with Schedule 1 to Term Loan attached hereto as Annex A.

(b) The Fee Letter is hereby amended by replacing the parenthetical “(the “Loan Agreement”)” with the parenthetical “(as amended, amended and restated, modified or supplemented from time to time, the “Loan Agreement”)” therein. For the avoidance of doubt, all amounts payable under the Fee Letter, including but not limited to the Financing Fee and the Back-End Facility Fee, shall be payable with respect to the third Borrowing, the fourth Borrowing and the fifth Borrowing.

SECTION 3. Conditions to Effectiveness. The effectiveness of Section 2 shall be subject to the satisfaction of each of the following conditions precedent:

(a) Administrative Agent shall have received, in form and substance reasonably satisfactory to it and Lenders, this Amendment duly executed by Borrower, Administrative Agent and all of the Lenders party to the Loan Agreement as required by Section 13.04 of the Loan Agreement.

(b) Administrative Agent shall have received a Notice of Borrowing in respect of the third Borrowing in accordance with Section 2.02 of the Loan Agreement.

(c) Borrower shall have paid or reimbursed Administrative Agent and the Lenders for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Cooley LLP, special counsel to Administrative Agent and the Lenders) in connection with the negotiation and preparation of this Amendment, pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

(d) The representations and warranties in Section 4 shall be true in all material respects on the date hereof and on the date on which each of the foregoing conditions is satisfied.

SECTION 4. Representations and Warranties. Each Obligor hereby represents and warrants to Administrative Agent and each Lender as follows:

(i) Such Obligor has full power, authority and legal right to make and perform this Amendment and the Loan Agreement, as modified by this Amendment (the “Amended Loan Agreement”). Each of this Amendment and the Amended Loan Agreement is within such Obligor’s corporate or equivalent powers and has been duly authorized by all necessary corporate or equivalent action and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by such Obligor and each of this Amendment and the Amended Loan Agreement constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of this Amendment and the Amended Loan Agreement (w) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except (i) for such as have been obtained or made and are in full force and effect and (ii) any post-closing registrations or filings with the California Department of Managed Healthcare, (x) will not violate any applicable law or regulation in any material respect or the charter, bylaws or other organizational documents of Holdings and its Subsidiaries, (y) will not violate any order of any Governmental Authority and (z) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii) No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii) There has been no Material Adverse Effect since the date of the Loan Agreement.

SECTION 5. Reaffirmation. Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 6. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of Administrative Agent and Lenders only and, as a result, none of Administrative Agent or any Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, Administrative Agent and Lenders may take concurrent proceedings in any number of jurisdictions.

(c) Waiver of Jury Trial. Each Obligor, Administrative Agent and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 7. No Actions, Claims, Etc. Each Obligor acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under any Loan Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to Secured Party under any Loan Document. Each Obligor unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of Administrative Agent or any Lender to such Obligor, except the obligations required to be performed by Administrative Agent or any Lender under the Loan Documents on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Obligor might otherwise have against any Secured Party in connection with the Loan Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind. Each Obligor acknowledges that it may discover facts or law different from, or in addition to, the facts or law that it knows or believes to be true with respect to the claims released in this Section 7 and agrees, nonetheless, that this release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. Each Obligor expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

SECTION 8. Miscellaneous.

(a) No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents (including, without limitation, all such rights, privileges and remedies with respect to any Default, Event of Default or Material Adverse Effect, whether or not communicated to Lenders or Administrative Agent). Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b) Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF’’ or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail.

(g) Loan Document. This Amendment is a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

HOLDINGS:

ALIGNMENT HEALTHCARE HOLDCO 2,
LLC

By	/s/ Thomas Freeman
Name: Thomas Freeman
Title: CFO

BORROWER:

ALIGNMENT HEALTHCARE USA, LLC

By	/s/ Thomas Freeman
Name:Thomas Freeman
Title: CFO

SUBSIDIARY GUARANTORS:

ALIGNMENT HEALTH ADVISORS, LLC

By	/s/ Dawn Maroney
Name: Dawn Maroney
Title: C.E.O.

ALIGNMENT HEALTHCARE NORTH
CAROLINA, LLC

By	/s/ Thomas Freeman
Name: Thomas Freeman
Title: CFO

[Signature Page to Amendment No. 1]

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By:	/s/ Nathan Hukill

Nathan Hukill
Authorized Signatory

LENDERS:

CRG PARTNERS III – PARALLEL FUND“A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III – PARALLEL FUND “A” GP LLC, its General Partner

By:	/s/ Nathan Hukill

Name: Nathan Hukill
Title:	Authorized Signatory

CRG PARTNERS III (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P.,
its General Partner
By CRG PARTNERS III (CAYMAN) GP LLC, its
General Partner

By:	/s/ Nathan Hukill

Name: Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Nicole Nesson

Name:	Nicole Nesson

CRG ISSUER 2017-1
By CRG SERVICING LLC, acting by power of attorney

By:	/s/ Nathan Hukill

Name: Nathan Hukill
Title: Authorized Signatory

[Signature Page to Amendment No. 1]